UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 14, 2004, the Company announced that John W. Quaintance, chief operating officer & executive vice president, announced his resignation effective January 31, 2005.  In connection with his resignation, the Company and Mr. Quaintance entered into a Separation Agreement (the “Separation Agreement”) dated December 10, 2004.  The Separation Agreement terminates the Employment Agreement, dated May 22, 2000 (the “Employment Agreement”), between Mr. Quaintance and the Company.

The Separation Agreement provides that, notwithstanding his resignation, Mr. Quaintance will be entitled to receive separation payments in an amount that he would have been entitled to if he had been terminated without cause under the Employment Agreement, provided that he continues to perform the services that are appropriate for a person in his position as well as provide all reasonable assistance to the Company in transitioning the responsibilities of his position.  The separation payments consist of (i) a lump sum payment in the amount of $582,450.00, which is a equal to 1.5 multiplied by the sum of all cash compensation awarded to Mr. Quaintance in the current fiscal year through October 31, 2004 and (ii) $33,155.60 as payment for accrued but unused paid time off.

In addition to the benefits to which Mr. Quaintance is entitled to under the Employment Agreement, the Separation Agreement (i) provides Mr. Quaintance with the right to reimbursement by the Company for up to 18 months of COBRA continuation coverage premiums and (ii) provides that, in accordance with the Company’s Executive Discretionary Bonus Plan for 2004,  Mr. Quaintance will be eligible to receive the portion of the discretionary bonus for 2004 that is dependent upon the financial performance of the Company for the calendar year 2004.

The Separation Agreement provides that, notwithstanding the termination of the Employment Agreement, certain sections of the Employment Agreement will continue in effect, including confidentiality, non competition, and non solicitation; provided, however, that the non-competition and non-solicitation periods set forth in the Employment Agreement have been reduced from two (2) years to eighteen (18) months. The Separation Agreement also provides that Mr. Quaintance releases the Company from claims arising or occurring on or prior to the date the of Separation Agreement, and that Mr. Quaintance may revoke the Separation Agreement and his release at any time within seven days after its execution.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference.  As indicated in Item 1.01, the Separation Agreement terminates the Employment Agreement between the Company and Mr. Quaintance, except for certain specified provisions.

A description of the Employment Agreement is contained in the Company’s definitive proxy statement for the 2003 Annual Meeting of Shareholders (the “2003 Proxy Statement”), as filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2003, which description is incorporated by reference in this Current Report on Form 8-K.  In addition, a copy of the Employment

Agreement was filed with the SEC as an exhibit to the Solicitation/Recommendation Statement on Schedule 14D-9, dated June 1, 2000.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference.  As indicated in Item 1.01, Mr. Quaintance will resign as the Company’s chief operating officer on January 31, 2005.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Separation Agreement, dated December 10, 2004, between MedQuist Inc. and John W. Quaintance

99.1	Press Release dated December 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	December 14, 2004	By:	/s/ Howard S. Hoffmann
		Name:	Howard S. Hoffmann
		Title:	Chief Executive Officer